Exhibit 99.1

BioTime Subsidiary OncoCyte Corporation Appoints William Annett to Its Board of Directors

ALAMEDA, Calif.--(BUSINESS WIRE)--January 12, 2015--BioTime, Inc. (NYSE MKT:BTX) and its subsidiary OncoCyte Corporation today announced that William Annett has been appointed to OncoCyte’s Board of Directors. Mr. Annett has extensive experience within the biotechnology and diagnostics industry, having held the position of Chief Executive Officer at six organizations as well as having experience in senior management positions at Genentech, Accenture and other companies. Mr. Annett holds an M.B.A. from the Harvard Business School.

Mr. Annett’s diagnostics experience includes serving as CEO at BioFX Laboratories, which created innovative products in the in vitro diagnostics field and was successfully sold to a large life sciences company. He founded and led Corra Life Sciences, a prenatal diagnostics company that worked with a consortium of universities to develop blood tests for the major diseases of pregnancy. Mr. Annett also founded Western Canada Water, a consumer products company, and led it for six years as CEO during which time it became a NASDAQ-traded public company.

At Genentech he served in a number of roles and led both the Commercial Strategy and Project Finance groups. In Project Finance he was responsible for supporting all development pipeline products with a $1 billion budget and thirty-five product teams, running over two hundred clinical trials. He also led one of Genentech’s largest change initiatives, a $150 million/450 person effort that transformed that organization’s commercial systems and business processes.

Most recently, Mr. Annett was a Managing Director at Accenture, where he founded, built and led Accenture’s west coast Life Sciences practice, with sales, marketing, and delivery responsibility for all lines of business and all clients in the territory.

“With its innovative cancer diagnostic tests completing large clinical studies, OncoCyte is positioned to enter the commercialization phase of its diagnostics as early as this year. The key to being the industry leader in this field will be combining OncoCyte’s novel technology with a solid development and commercialization strategy. I look forward to working with OncoCyte during this critical development period,” said Mr. Annett.

“Bill’s extensive experience in diagnostics and commercialization will bring significant value to OncoCyte in the near term,” said Joseph Wagner, Ph.D., Chief Executive Officer of OncoCyte. “In particular, his input will be critical as we complete analysis and publication of clinical data from our studies in lung, bladder and breast cancer and turn our efforts toward the strategic commercialization of these products. In the longer term, Bill’s experience in finance and private-to-public corporate transactions will be of great value as OncoCyte continues to advance.”

About OncoCyte Corporation

OncoCyte, a majority-owned subsidiary of BioTime, Inc., is developing novel products for the diagnosis and treatment of cancer in order to improve the quality and length of life of cancer patients. Based on large unmet need, market size, and data generated thus far from patient sample screening, OncoCyte is initially focusing its efforts on developing PanC-Dx™ diagnostic products for use in detecting breast, bladder, and lung cancers. PanC-Dx™ is a class of non-invasive cancer diagnostics based on a proprietary set of cancer markers characterized, in part, by broad gene expression patterns in numerous cancer types. The PanC-Dx™ biomarkers were discovered as a result of ongoing research within OncoCyte and BioTime on the gene expression patterns associated with embryonic development. This research has demonstrated that many of the same genes associated with normal growth during embryonic development are abnormally reactivated by cancer cells. These genes regulate such diverse processes as cell proliferation, cell migration and blood vessel formation. Many of these genes have not been previously associated with cancer. Moreover, expression of a large subset of these genes is conserved across numerous cancer types (e.g. cancers of the breast, colon, ovaries, etc.), suggesting these genes may control fundamental processes during cancer growth and progression. In addition to their potential value in developing diagnostic biomarkers, an understanding of the pattern of expression of these genes may also enable the development of powerful new cancer therapeutics that target rapidly proliferating cancer cells.

About BioTime

BioTime is a biotechnology company engaged in research and product development in the field of regenerative medicine. Regenerative medicine refers to therapies based on stem cell technology that are designed to rebuild cell and tissue function lost due to degenerative disease or injury. BioTime’s focus is on pluripotent stem cell technology based on human embryonic stem (“hES”) cells and induced pluripotent stem (“iPS”) cells. hES and iPS cells provide a means of manufacturing every cell type in the human body and therefore show considerable promise for the development of a number of new therapeutic products. BioTime’s therapeutic and research products include a wide array of proprietary PureStem® progenitors, HyStem® hydrogels, culture media, and differentiation kits. Renevia™ (a HyStem® product), is now in a pivotal trial in Europe as a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in the treatment of HIV-related lipoatrophy. In addition, BioTime has developed Hextend®, a blood plasma volume expander for use in surgery, emergency trauma treatment and other applications. Hextend® is manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ HealthCare Corporation, under exclusive licensing agreements.

BioTime is also developing stem cell and other products for research, therapeutic, and diagnostic use through its subsidiaries:

  Asterias Biotherapeutics, Inc. is developing pluripotent stem-cell based therapies in neurology and oncology, including AST-OPC1 oligodendrocyte progenitor cells in spinal cord injury, multiple sclerosis and stroke, and AST-VAC2, an allogeneic dendritic cell-based cancer vaccine. Asterias Series A common stock is traded on the NYSE MKT under the symbol AST.
  BioTime Asia, Ltd., a Hong Kong company, may offer and sell products for research use for BioTime’s ESI BIO Division.
  Cell Cure Neurosciences Ltd. is an Israel-based biotechnology company focused on developing stem cell-based therapies for retinal and neurological disorders. OpRegen™ is currently in a Phase I/IIa clinical trial for the treatment of the dry-form of age-related macular degeneration.
  ESI BIO is the research and product marketing division of BioTime, providing stem cell researchers with products and technologies to enable them to translate their work into the clinic, including PureStem® progenitors and HyStem® hydrogels.
  LifeMap Sciences, Inc. markets, sells, and distributes GeneCards®, the leading human gene database, as part of an integrated database suite that also includes the LifeMap Discovery® database of embryonic development, stem cell research, and regenerative medicine, and MalaCards, the human disease database.
  LifeMap Solutions, Inc. is a subsidiary of LifeMap Sciences focused on developing mobile health (mHealth) products.
  OncoCyte Corporation is developing products and technologies to diagnose and treat cancer, including PanC-Dx™, with four clinical studies currently underway.
  OrthoCyte Corporation is developing therapies to treat orthopedic disorders, diseases and injuries.
  ReCyte Therapeutics, Inc. is developing therapies to treat a variety of cardiovascular and related ischemic disorders, as well as products for research using cell reprogramming technology.

BioTime common stock is traded on the NYSE MKT under the symbol BTX. For more information, please visit www.biotimeinc.com or connect with the company on Twitter, LinkedIn, Facebook, YouTube, and Google+.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Judith Segall, 510-521-3390 ext. 301
jsegall@biotimemail.com
or
Investor Contact:
EVC Group, Inc.
Gregory Gin, 862-236-0673
ggin@evcgroup.com
James Dawson, 646-445-4800
jdawson@evcgroup.com
Doug Sherk, 415-652-9100
dsherk@evcgroup.com